Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Ever Thrive Energy Technology Co., Inc. (the “Company”) on Form 10-Q/A for the period ending May 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lin-Chi Chu, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q/A for the period ending May 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q/A for the period ending May 31, 2011, fairly presents, in all material respects, the financial condition and results of operations of Ever Thrive Energy Technology Co., Inc.

Date: July 25, 2011	By:	/s/ Lin-Chi Chu
Name: Lin-Chi Chu
Title: Chief Executive Officer